Exhibit 99.1

                           Image Entertainment Reports
                Financial Results for Fiscal 2006 Second Quarter
                    and Six Months Ended September 30, 2005


    CHATSWORTH, Calif.--(BUSINESS WIRE)--Nov. 10, 2005--Image
Entertainment, Inc. (Nasdaq:DISK), a leading independent licensee, producer and distributor of home entertainment programming in North America, today reported financial results for its second quarter and six months ended September 30, 2005.

    Fiscal 2006 Second Quarter Financial Highlights

    -- Net revenues decreased to $23.7 million, compared to $28.6 million for September 2004 quarter

    -- DVD and CD revenues were 87.8% and 7.2% of revenues, respectively

    -- Gross margins were 25.0%, compared to 25.6% for September 2004 quarter

    -- Selling expenses were 11.3% of net revenues, up from 7.9% of net revenues for the second quarter of fiscal 2005, due in part to fixed costs being spread over comparatively lower quarterly revenues

    -- General and administrative expenses were up 3.1% for the second quarter of fiscal 2005, due in part to increased legal expenses from the Lions Gate acquisition proposal and arbitration proceedings against one of our content suppliers

    -- Net loss of ($613,000), or ($0.03) per diluted share, compared to net earnings of $1,215,000, or $0.06 per diluted share, for the second quarter of fiscal 2005

    -- The Company acquired Home Vision Entertainment for $8 million, financed with its revolving line of credit

    -- Total liabilities increased to $48.2 million, from $33.4 million at March 31, 2005, primarily due to the acquisition of Home Vision

    -- The Company signed an exclusive distribution agreement with The Criterion Collection

    -- On September 23, 2005, the Company filed two shelf registration statements

    Fiscal 2006 Six Months Ended September 30, 2005 Highlights

    -- Net revenues decreased to $42.3 million, compared to $55.1 million for the first six months of fiscal 2005

    -- DVD and CD revenues were 84.7% and 9.6% of revenues, respectively

    -- Gross margins were 24.3%, compared to 24.9% for the first six months of fiscal 2005

    -- Selling expenses were 12.7% of net revenues, up from 7.5% of net revenues for first six months of fiscal 2005, due in part to fixed costs being spread over comparatively lower six-month revenues

    -- General and administrative expenses were comparable to the first six months of fiscal 2005

    -- Net loss of ($2,265,000), or ($0.11) per diluted share, compared to net earnings of $2,105,000, or $0.11 per diluted share, for the first six months of fiscal 2005

    Martin W. Greenwald, President and Chief Executive Officer of Image Entertainment, commented, "Our second quarter revenues were lower than our original forecasts, but improved over the results of our first quarter. The Home Vision acquisition together with the new Criterion distribution agreement contributed two months worth of sales toward the quarter's revenues and we now look forward to a full quarter's worth of revenues from both of these initiatives. Meanwhile, we closed Home Vision's Chicago corporate offices and warehouse operations and successfully completed its consolidation into Image's operations in mid-October."
    Mr. Greenwald concluded, "Although we experienced a difficult retail environment during our second quarter, which has also affected the entire home video industry in general, we remain confident that Image is well positioned for the second half of our fiscal year ending March 31, 2006. Our projections for the remainder of this fiscal year reflect the expected strength of our new releases, and the significant increase in demand that we have seen so far in our historically strong fiscal third quarter. We believe that expanding catalogue revenues, as well as a wide range of new releases from Image, Home Vision and Criterion, will fuel increased revenues and bottom line results."

    Fiscal Year 2006 Guidance

    The following statements are based on the Company's current expectations. These statements are forward looking, and actual results may differ materially.

    Annual Guidance

    The Company expects that revenues for fiscal 2006 will remain unchanged in the range of $115 million to $120 million. The Company has not provided specific earnings guidance but anticipates that it will be profitable for fiscal 2006.

    Third Quarter of Fiscal 2006 Ending December 31, 2005 Guidance

    The Company believes that net revenues for the third quarter ending December 31, 2005, will be in the range between $33 million to $35 million, resulting in net earnings for the quarter.

    Corporate Conference Call

    Image Entertainment's management will host a conference call today, November 10, at 4:30 p.m. ET to review the fiscal 2006 second quarter financial results as well as to discuss the prospects for its third quarter ending December 31, 2005. Martin W. Greenwald, CEO, Jeff Framer, CFO, and David Borshell, COO, will be on-line to discuss these results and take part in a Q&A session. The call can be accessed by dialing 800-500-0177 and requesting to join the conference call by stating the confirmation code 7313548, or by webcast at www.image-entertainment.com. Dial-ins begin at approximately 4:20 p.m. ET, or at any time during the conference call. International participants please dial 719-457-2679.
    A replay of the conference call will be available beginning two hours after the call and for the following five business days by dialing 888-203-1112 and entering the following pass code: 7313548. International participants please dial 719-457-0820 using the same pass code.

    About Image Entertainment:

    Image Entertainment, Inc. is a leading independent licensee, producer and distributor of home entertainment programming in North America, with approximately 3,000 exclusive DVD titles and over 200 exclusive CD titles in domestic release and approximately 300 programs internationally via sublicense agreements. For many of its titles, the Company has exclusive audio and broadcast rights and, through its subsidiary Egami Media, Inc., exclusive video on demand, streaming video and download rights. The Company is headquartered in Chatsworth, and has a domestic distribution facility in Las Vegas. For more information about Image Entertainment, Inc., please go to www.image-entertainment.com.

    Forward-Looking Statements:

    This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to, among other things, our goals, plans and projections regarding our financial position, results of operations, market position, product development and business strategy. These statements may be identified by the use of words such as "will," "may," "estimate," "expect," "intend," "plan," "believe" and other terms of similar meaning in connection with any discussion of future operating or financial performance. All forward-looking statements are based on management's current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause action outcomes and results to differ materially from current expectations.
    These factors include, among other things, our inability to raise additional working capital, changes in debt and equity markets, increased competitive pressures, changes in our business plan, and changes in the retail DVD and entertainment industries. For further details and a discussion of these and other risks and uncertainties, see "Forward-Looking Statements" and "Risk Factors" in our most recent Annual Report on Form 10-K. Unless otherwise required by law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.


                       IMAGE ENTERTAINMENT, INC.
                      CONSOLIDATED BALANCE SHEETS
                              (unaudited)

                 September 30, 2005 and March 31, 2005

                                ASSETS

(In thousands)                         September 30,      March 31,
                                            2005            2005
                                      ---------------- ---------------
Current assets:
   Cash and cash equivalents          $         2,752  $        6,339
   Accounts receivable, net of
    allowances of
       $9,352 - September 30, 2005;
       $8,646 - March 31, 2005                 20,395          22,993
   Inventories                                 19,826          15,408
   Royalty and distribution fee
    advances                                    9,229           8,142
   Prepaid expenses and other assets            2,231             803
                                       ---------------  --------------
   Total current assets                        54,433          53,685
                                       ---------------  --------------
Noncurrent inventories, principally
 production costs                               3,310           2,189
Noncurrent royalty and distribution
 advances                                      17,601          12,563
Property, equipment and improvements,
 net                                            6,135           6,563
Goodwill                                        5,713              --
Other assets                                      624             186
                                       ---------------  --------------
                                      $        87,816  $       75,186
                                       ===============  ==============


                       IMAGE ENTERTAINMENT, INC.
                      CONSOLIDATED BALANCE SHEETS
                              (unaudited)

                 September 30, 2005 and March 31, 2005

                 LIABILITIES AND STOCKHOLDERS' EQUITY

(In thousands, except share data)      September 30,      March 31,
                                            2005            2005
                                      ---------------- ---------------
Current liabilities:
   Accounts payable                   $         7,143  $        6,175
   Accrued liabilities                          5,146           3,300
   Accrued royalties and distribution
    fees                                        9,304          12,423
   Accrued music publishing fees                5,634           4,617
   Deferred revenue                             6,458           5,392
   Revolving credit and term loan
    facility                                   13,895              --
   Subordinated note payable - Ritek
    Taiwan                                        668           1,337
   Capital lease obligations                       --             109
                                       ---------------  --------------
Total liabilities - all current                48,248          33,353
                                       ---------------  --------------

Stockholders' equity:
   Preferred stock, $.0001 par value,
    25 million shares authorized;
    none issued and outstanding                    --              --
   Common stock, $.0001 par value,
    100 million shares authorized;
    21,252,000 issued and outstanding
    at September 30, 2005 and March
    31, 2005                                   47,513          47,513
   Additional paid-in capital                   3,774           3,774
   Accumulated deficit                        (11,719)         (9,454)
                                       ---------------  --------------
Net stockholders' equity                       39,568          41,833
                                       ---------------  --------------
                                      $        87,816  $       75,186
                                       ===============  ==============


                       IMAGE ENTERTAINMENT, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (unaudited)

        For the Three Months Ended September 30, 2005 and 2004

(In thousands, except per share
 data)                                    2005              2004
                                     ---------------   ---------------
NET REVENUES                        $23,737   100.0%  $28,556   100.0%
                                     -------  ------   -------  ------
OPERATING COSTS AND EXPENSES:
   Cost of sales                     17,807    75.0    21,250    74.4
   Selling expenses                   2,675    11.3     2,253     7.9
   General and administrative
    expenses                          3,686    15.5     3,576    12.5
                                     -------  ------   -------  ------
                                     24,168   101.8    27,079    94.8
                                     -------  ------   -------  ------
EARNINGS (LOSS) FROM OPERATIONS        (431)   (1.8)    1,477     5.2
OTHER EXPENSES (INCOME):
   Interest expense, net                182     0.8       240     0.8
   Other                                 --     0.0        (7)   (0.0)
                                     -------  ------   -------  ------
                                        182     0.8       233     0.8
                                     -------  ------   -------  ------
EARNINGS (LOSS) BEFORE INCOME TAXES    (613)   (2.6)    1,244     4.4
INCOME TAX EXPENSE                       --      --        29     0.1
                                     -------  ------   -------  ------
NET EARNINGS (LOSS)                 $  (613)  (2.6)%  $ 1,215     4.3%
                                     =======  ======   =======  ======
NET EARNINGS (LOSS) PER SHARE:
   Net earnings (loss) - basic      $  (.03)          $   .07
                                     -------           -------
   Net earnings (loss) - diluted    $  (.03)          $   .06
                                     =======           =======
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING:
   Basic                             21,252            18,278
                                     =======           =======
   Diluted                           21,252            18,697
                                     =======           =======


                       IMAGE ENTERTAINMENT, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (unaudited)

         For the Six Months Ended September 30, 2005 and 2004

(In thousands, except per share
 data)                                    2005              2004
                                     ---------------   ---------------
NET REVENUES                        $42,323   100.0%  $55,097   100.0%
                                     -------  ------   -------  ------
OPERATING COSTS AND EXPENSES:
   Cost of sales                     32,020    75.7    41,365    75.1
   Selling expenses                   5,366    12.7     4,133     7.5
   General and administrative
    expenses                          7,012    16.6     7,013    12.9
                                     -------  ------   -------  ------
                                     44,398   104.9    52,511    95.3
                                     -------  ------   -------  ------
EARNINGS (LOSS) FROM OPERATIONS      (2,075)   (4.9)    2,586     4.7
OTHER EXPENSES (INCOME):
   Interest expense, net                194     0.5       444     0.8
   Other                                 (4)   (0.0)      (13)   (0.0)
                                     -------  ------   -------  ------
                                        190     0.4       431     0.8
                                     -------  ------   -------  ------
EARNINGS (LOSS) BEFORE INCOME TAXES  (2,265)   (5.4)    2,155     3.9
INCOME TAX EXPENSE                       --      --        50     0.1
                                     -------  ------   -------  ------
NET EARNINGS (LOSS)                 $(2,265)  (5.4)%  $ 2,105     3.8%
                                     =======  ======   =======  ======
NET EARNINGS (LOSS) PER SHARE:
   Net earnings (loss) - basic      $  (.11)          $   .12
                                     -------           -------
   Net earnings (loss) - diluted    $  (.11)          $   .11
                                     =======           =======
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING:
   Basic                             21,252            18,273
                                     =======           =======
   Diluted                           21,252            18,615
                                     =======           =======




    CONTACT: Image Entertainment, Inc.
             Jeff Framer, 818-407-9100, ext. 299
             jframer@image-entertainment.com
             or
             Investor Relations:
             MKR Group, LLC
             Charles Messman or Todd Kehrli, 818-556-3700 ir@mkr-group.com or
             Corporate/Press Contact:
             THE HONIG COMPANY, INC.
             Steve Honig, 310-246-1801
             press@honigcompany.com